Exhibit 99.1

EyePoint Reports First Quarter 2025 Financial Results and Highlights Recent Corporate Developments

– Enrollment continues to exceed expectations in DURAVYU™ Phase 3 wet AMD clinical trials with over 90% of patients randomized into the LUGANO trial and over 50% into the LUCIA trial, reinforcing confidence in enrollment completion in 2H 2025 and expected first-to-market advantage –

– $318 million of cash, cash equivalents and marketable securities as of March 31, 2025, provides cash runway into 2027, beyond topline data for both Phase 3 wet AMD trials expected in 2026 –

WATERTOWN, Mass., May 7, 2025 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced financial results for the first quarter ended March 31, 2025, and highlighted recent corporate developments.

“We continue to make outstanding progress with our two Phase 3 pivotal trials for DURAVYU in wet age-related macular degeneration (AMD) and have already randomized over 90% of patients into the LUGANO trial and over 50% of patients into the LUCIA trial, reinforcing our previous guidance to complete enrollment of both trials in the second half of 2025,” said Jay S. Duker, M.D., President and Chief Executive Officer of EyePoint. “The rapid trial enrollment highlights physician and patient enthusiasm for DURAVYU, driven by an established and familiar trial design, robust Phase 2 clinical data, and a strong safety profile. Moreover, it underscores the significant unmet medical need faced by this large patient population. With both Phase 3 trials due to complete enrollment in the second half of this year, and topline data expected in the second half of 2026, we believe DURAVYU is on track to be the first-to-market of the current investigational sustained release treatments for wet AMD.”

“In addition, we reported compelling efficacy and safety data from our Phase 2 VERONA trial in diabetic macular edema (DME) earlier this year further reinforcing our confidence in DURAVYU as a potential paradigm-shifting treatment for patients suffering from serious retinal diseases. DURAVYU has the most robust efficacy profile and favorable safety dataset across all sustained release programs in development in two blockbuster indications. The impressive data for DURAVYU, along with a strong cash position, and proven Durasert® technology further positions EyePoint as the leader in ocular sustained drug delivery,” added Dr. Duker.

R&D Highlights and Updates

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Phase 3 pivotal LUGANO and LUCIA trials for DURAVYU in wet AMD are exceeding enrollment expectations and the Company is on track to complete enrollment for both in the second half of 2025. The rapid enrollment to date continues to exceed the observed recruitment rates of comparable historical and ongoing wet AMD clinical trials with LUGANO and LUCIA having randomized over 90% and 50% of patients, respectively, into the trials. LUGANO and LUCIA are identical, global non-inferiority trials with every six-month re-dosing following a clear and recognized pathway for regulatory and commercial success, positioning DURAVYU to become a potential blockbuster franchise.

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The Phase 2 VERONA clinical trial of DURAVYU in DME met both primary and secondary endpoints. The 24-week data demonstrated a meaningful and sustained improvement in vision and anatomical control with a continued favorable safety profile.
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A subgroup analyses of supplement-free patients from the VERONA trial in DME demonstrated that DURAVYU 2.7mg significantly and rapidly (by week 4) improved vision and reduced fluid levels, demonstrating a BCVA improvement of +10.3 letters versus +3.0 letters for aflibercept control and a CST improvement of 117.4 microns versus 43.7 microns for aflibercept control at week 24. These results further underscore the differentiated profile of DURAVYU with compelling efficacy, favorable safety, and strong durability.
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Presented multiple datasets at the Association for Research in Vision and Ophthalmology (ARVO) Annual Meeting in early May 2025, demonstrating DURAVYU’s potential real-world application in multiple retinal disease indications and de-risked trial designs that position DURAVYU for clinical and commercial success. Presentations included:
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An assessment of the treatment burden in wet AMD treated with DURAVYU versus aflibercept from the Phase 2 DAVIO 2 clinical trial
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Trial design of the global LUGANO and LUCIA pivotal Phase 3 trials in wet AMD
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A 24-month Good Laboratory Practice (GLP) repeat-dose toxicology study of vorolanib intravitreal insert
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The 24-week topline results from the Phase 2 VERONA study in DME were accepted for presentation at the Retina World Congress in May 2025, which will highlight DURAVYU’s potential to transform the treatment landscape in the second largest retinal disease market with its best-in-class safety and efficacy profile.

Review of Results for the First Quarter Ended March 31, 2025

For the first quarter ended March 31, 2025, total net revenue was $24.5 million compared to $11.7 million for the quarter ended March 31, 2024. Net product revenue for the first quarter was $0.7 million, consistent with the first quarter ended March 31, 2024.

Net revenue from license and royalties for the first quarter ended March 31, 2025, totaled $23.7 million compared to $11.0 million in the corresponding period in 2024. The increase was primarily driven by the recognition of deferred revenue from the out license of YUTIQ US rights in 2023.

Operating expenses for the first quarter ended March 31, 2025, totaled $73.3 million versus $45.0 million in the prior year period. This increase was primarily driven by costs associated with ongoing LUGANO and LUCIA Phase 3 trials for DURAVYU in wet AMD as enrollment is tracking ahead of expectations. Net non-operating income totaled $3.6 million and net loss was $45.2 million, or ($0.65) per share, compared to a net loss of $29.3 million, or ($0.55) per share, for the corresponding period in 2024.

Cash, cash equivalents, and marketable securities as of March 31, 2025 totaled $318.2 million compared to $371 million as of December 31, 2024.

Financial Outlook

EyePoint expects its cash, cash equivalents, and marketable securities as of March 31, 2025 will enable the Company to fund operations into 2027 beyond topline Phase 3 data for DURAVYU in wet AMD expected in 2026.

Conference Call Information

EyePoint management will host a conference call today at 8:30 a.m. ET to discuss the results for the first quarter ended March 31, 2025, and recent corporate developments. To access the live conference call, please register at https://register-conf.media-server.com/register/BI0695874f15d442e59e2fb362d4491cac. A live audio webcast of the event can be accessed via the Investors section of the Company website at www.eyepointpharma.com. A webcast replay will also be available on the corporate website at the conclusion of the call.

About EyePoint

EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious retinal diseases. The Company's pipeline leverages its proprietary bioerodible Durasert E™ technology for sustained intraocular drug delivery. The Company’s lead product candidate, DURAVYU™ is an investigational sustained delivery treatment for VEGF-mediated retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor with bioerodible Durasert E™. Supported by robust safety and efficacy data to date, DURAVYU is presently in Phase 3 global, pivotal clinical trials for wet age-related macular degeneration (wet AMD), the leading cause of vision loss among people 50 years of age and older in the United States and recently completed a Phase 2 clinical trial in diabetic macular edema (DME).

Pipeline programs include EYP-2301, a TIE-2 agonist, razuprotafib, formulated in Durasert E™ to potentially improve outcomes in serious retinal diseases. The proven Durasert® drug delivery technology has been safely administered to thousands of patient eyes across four U.S. FDA approved products in multiple disease indications. EyePoint is headquartered in Watertown, Massachusetts, and operates a commercial-ready manufacturing facility in Northbridge, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product candidate; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

Forward Looking Statements

EYEPOINT PHARMACEUTICALS SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations regarding our clinical development and regulatory plans of DURAVYU™; our belief that DURAVYU™ is on track to be the first-to-market of the current investigational sustained release treatments for wet AMD; our belief that DURAVYU™ has two potential blockbuster indications; our belief that DURAVYU™’s potential real-world application in multiple retinal disease indications and de-risked trial designs position DURAVYU™ for clinical and commercial success; our expectations regarding timing for the completion of clinical trial enrollment and the timing of the availability and release of clinical data; our belief that rapid trial enrollment in LUGANO and LUCIA highlights physician and patient enthusiasm for DURAVYU™, which we believe is driven by an established and familiar trial design, robust Phase 2 data, and a strong safety profile; our expectations regarding cash runway; our optimism that that DURAVYU™ has the potential to shift the treatment paradigm in wet

AMD and DME and improve patient outcomes; our expectations regarding clinical development of our other product candidates, including EYP-2301; our belief that we are well positioned as the leader in ocular sustained drug delivery; our business strategies and objectives; and other statements regarding the Company’s future plans, objectives, strategies and beliefs, as identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” or other words of similar meaning or the use of future dates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, these risks and uncertainties include the timing, progress and results of the company’s clinical development activities, including DURAVYU™; uncertainties and delays relating to communications with the U.S. Food and Drug Administration and the ability to obtain regulatory approval from FDA for the commercialization of DURAVYU™; unanticipated costs and expenses; the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the Company’s product candidates; changes in the regulatory environment; disruptions at the FDA, including due to a reduction in the FDA’s workforce and/or inadequate funding for the FDA; changes in U.S. and international trade policies; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; delays, interruptions or failures in the manufacture and supply of our product candidates; the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development programs; uncertainties regarding the timing and results of the August 2022 subpoena from the U.S. Attorney’s Office for the District of Massachusetts; uncertainties regarding the FDA warning letter pertaining to the company’s Watertown, MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. A more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, in our other filings with the Securities and Exchange Commission (SEC) and in our future reports to be filed with the SEC, which are available at www.sec.gov. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:

Christina Tartaglia
Precision AQ

Direct: 212-698-8700
christina.tartaglia@precisionaq.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$85,158	$99,704
Marketable securities	233,036	271,209
Accounts and other receivables, net	442	607
Prepaid expenses and other current assets	6,218	9,481
Inventory	2,129	2,305
Total current assets	326,983	383,306
Operating lease right-of-use assets	21,510	21,000
Other assets	14,071	14,159
Total assets	$362,564	$418,465
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$34,597	$29,824
Deferred revenue	5,115	17,784
Other current liabilities	1,965	1,440
Total current liabilities	41,677	49,048
Deferred revenue - noncurrent	-	10,853
Operating lease liabilities - noncurrent	22,314	21,858
Other noncurrent liabilities	177	205
Total liabilities	64,168	81,964
Stockholders' equity:
Capital	1,215,684	1,208,489
Accumulated deficit	(918,211)	(873,016)
Accumulated other comprehensive income	923	1,028
Total stockholders' equity	298,396	336,501
Total liabilities and stockholders' equity	$362,564	$418,465

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	March 31,
	2025	2024
Revenues:
Product sales, net	$715	$658
License and collaboration agreements	11,049	10,563
Royalty income	12,689	463
Total revenues	24,453	11,684
Operating expenses:
Cost of sales	805	759
Research and development	58,574	30,139
Sales and marketing	35	6
General and administrative	13,876	14,101
Total operating expenses	73,290	45,005
Loss from operations	(48,837)	(33,321)
Other income (expense):
Interest and other income, net	3,642	4,037
Total other income, net	3,642	4,037
Net loss	$(45,195)	$(29,284)

Net loss per common share - basic and diluted	$(0.65)	$(0.55)
Weighted average common shares outstanding - basic and diluted	69,767	52,913